UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2023

HIMALAYA TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its Charter)

nevada	000-55282	26-0841675
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

625 Stanwix St. #2504, Pittsburgh, PA 15222

(Address of principal executive offices)

(347) 323-9581

(Registrant’s Telephone Number)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common	HMLA	OTC Pink Current

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☒

Background.

This Second Amendment to Form 8-K filed December 7, 2023 provides investors an updated presentation deck on our Company released January 11, 2024. It is included herein as Exbibit 10.3.

Himalaya Technologies, Inc. previously known as Homeland Resources Ltd. is referred to herein as “Himalaya”, “we”, “us”, or “the Company”.

Item 7.01 Regulation FD Disclosure.

On December 7, 2023, we released an updated Presentation Deck for Winter 2023 which is included herein as Exhibit 10.1.

On December 19, 2023, we released an updated Presentation Deck for Winter 2023 which is included herein as Exhibit 10.2.

On January 11, 2024, we released an updated Presentation Deck for Winter 2023 which is included herein as Exhibit 10.3.

Item 8.01 Other Events.

The revised presentation deck released December 18, 2023 includes financial projections for our Infood Technologies, Inc. business (d/b/a) and theoretical valuations of that business plan and for our 100%-owned Internet social media subsidiary. There are no assurances any potential projections or theoretical valuations will be achieved or that we will be able to finance any of our growth plans given market conditions.

Item 9.01. Exhibits

(a) Exhibits. The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Himalaya Technologies, Inc. Presentation Deck – Winter 2023*
10.2	Himalaya Technologies, Inc. Presentation Deck – December 18, 2023**
10.3	Himalaya Technologies, Inc. Presentation Deck – January 11, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Incorporated by reference to Form 8-K filed December 7, 2023.

**Incorporated by reference to Form 8-KA1 filed December 19, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIMALAYA TECHNOLOGIES, INC.

Date: January 12, 2024	By:	/s/ Vikram Grover
Vikram Grover
Chief Executive Officer